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                                                                 EXHIBIT (d)(29)

                               PACIFIC SELECT FUND
                                  FEE SCHEDULE
                         A I M CAPITAL MANAGEMENT, INC.

                               Portfolio:  Blue Chip Portfolio

         The Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the average daily net assets of the Blue Chip Portfolio according to the following schedule:

                           0.50% of the first $250 million
                           0.45% on the next $250 million
                           0.40% on excess


                               Portfolio: Aggressive Growth Portfolio

         The Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the average daily net assets of the Aggressive Growth Portfolio according to the following schedule:

                           0.55% of the first $50 million
                           0.50% on the next $50 million
                           0.45% on excess


         These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

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         IN WITNESS WHEREOF, the parties hereto have caused this Fee Schedule to be executed as of April 8, 2003.

PACIFIC LIFE INSURANCE COMPANY

By:  /s/ Glenn S. Schafer                Attest: /s/ Laurene E. MacElwee
-------------------------------          --------------------------------
Name:  Glenn S. Schafer                  Name:  Laurene E. MacElwee
Title: President                         Title: Assistant Vice President


By:  /s/ Audrey L. Milfs                 Attest: /s/ Laurene E. MacElwee
-------------------------------          --------------------------------
Name:  Audrey L. Milfs                   Name:  Laurene E. MacElwee
Title: Vice President and Secretary      Title: Assistant Vice President


A I M CAPITAL MANAGEMENT, INC.


By:  /s/ Kevin M. Carome                 Attest: /s/ Lisa A. Moss
-------------------------------          -----------------------------
Name:  Kevin M. Carome                   Name:  Lisa A. Moss
Title: General Counsel                   Title: Assistant Secretary



PACIFIC SELECT FUND

By:  /s/ Glenn S. Schafer                Attest:  /s/ Audrey L. Milfs
-------------------------------          -----------------------------
Name:  Glenn S. Schafer                  Name:  Audrey L. Milfs
Title: President                         Title: Secretary